As filed with the Securities and Exchange Commission on June 27, 2007

Registration No. _____________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________

Atrion Corporation
(Exact name of Registrant, as specified in its charter)

Delaware	63-0821819
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

 One Allentown Parkway
Allen, Texas 75002
(Address of principal executive offices)
______________________________
Atrion Corporation
Deferred Compensation Plan for Non-Employee Directors
(Full title of the plan)
______________________________

Emile A. Battat
Chairman and Chief Executive Officer
One Allentown Parkway
Allen, Texas  75002
(Name and address of agent for service)
(972) 390-9800
(Telephone number, including area code, of agent for service)
(With a copy to:) B.G. Minisman, Jr. Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. Suite 1600 420 20th Street North Birmingham, Alabama 35203
______________________________
CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.10 par value	2,500 shares	$96.485	$241,213	$7.41
(1)           Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Company's Common Stock that become issuable under the above-named plan by reason of any stock splits, stock dividends or similar transactions.
(2)           Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act on the basis of $96.485 per share, the average of the high and low prices of the Common Stock as quoted on the Nasdaq Global Market on June 22, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to the participants in the Atrion Corporation Deferred Compensation Plan for Non-Employee Directors (the "Plan") as specified under Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").  Such documents are not required to be, and are not being, filed by Atrion Corporation (the "Company") with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Company pursuant to the requirements of the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference into this Registration Statement:

(a) The Company's Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Commission on March 9, 2007.

(b) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") since the end of the fiscal year ended December 31, 2006.

(c)  The description of securities contained in the Company's Registration Statement on Form 8-A filed with the Commission on August 10, 2006.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered by this Registration Statement have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be part thereof from the date of filing of such documents.

Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Company will provide, without charge, to each plan participant a copy of the documents incorporated by reference in Item 3 of Part II of this registration statement, upon written or oral request. Further, we will provide plan participants, without charge, upon written or oral request, other documents required to be delivered pursuant to Commission Rule 428(b). Telephone and written requests should be directed to Atrion Corporation, Attn:  Jeffery Strickland, Vice President, Chief Financial Officer and Secretary-Treasurer, One Allentown Parkway, Allen, Texas  75002, (972) 390-9800.

Item 4.  Description of Securities.

  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Article  XI of  the  Registrant's  Certificate  of  Incorporation  contains certain provisions permitted under the Delaware General Corporation Law relating to the liability of directors. These provisions eliminate a director's liability for  monetary  damages  for a  breach  of  fiduciary  duty,  except  in  certain circumstances involving wrongful acts such as the breach of a director's duty of loyalty  or acts or  omissions  involving  intentional  misconduct  or a knowing violation of law.

Section 145 of the Delaware General Corporation Law provides that, among other things, a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation, a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (certain illegal distributions) or (iv) for any breach of a director's duty of loyalty to the company or its stockholders. Article Eleven of the Company's certificate of incorporation includes such a provision.

The Company also maintains liability insurance for directors and officers, as authorized by Section 145 of the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Exhibit Number	Description
4.1	Atrion Corporation Deferred Compensation Plan for Non-Employee Directors
4.2	Atrion Corporation 2006 Equity Incentive Plan, incorporated by reference to Schedule 14A filed April 6, 2006 (File No. 000-10763)
4.3	Atrion Corporation 1997 Stock Incentive Plan, incorporated by reference to the Company's Form S-8 filed June 10, 1998 (File No. 333-56509)
4.4	Atrion Corporation 1998 Outside Directors Stock Option Plan, incorporated by reference to the Company's Form S-8 filed June 10, 1998 (File No. 333-56511)
4.5
Rights Agreement, dated as of August 7, 2006, between the Company and the Rights Agent, incorporated by reference to the Company’s Registration Statement on Form 8-A, filed with the Commission on August 10, 2006 (File No. 001-32982)

5.1	Opinion and Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
10.1	Form of Deferred Compensation Plan for Non-Employee Directors Election Form
23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C., contained in Exhibit 5.1
23.2	Consent of Grant Thornton LLP
24	Power of Attorney, included on signature page

Item 9.   Undertakings.

(a)       The undersigned Registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed what was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that sections (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement;

(2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allen, State of Texas on June 27, 2007.

ATRION CORPORATION

By:          /s/ Jeffery Strickland
Its:          Vice President, Chief Financial Officer and
Secretary-Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Emile A. Battat and Jeffery Strickland, and each of them his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and  agents full  power and  authority  to do and perform  each and every  act and  thing  requisite  and  necessary  fully to all intents and  purposes as he might or could do in person  thereby  ratifying  and confirming all that said  attorneys-in-fact  and agents or any of them, or their or his substitutes or substitute,  may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Emile A. Battat	Chairman of the Board and	June 27, 2007
Emile A. Battat	Chief Executive Officer

/s/ David A. Battat	President and Chief Operating Officer	June 27, 2007
David A. Battat

/s/ Jeffery Strickland	Vice President, Chief Financial	June 27, 2007
Jeffery Strickland	Officer and Secretary-Treasurer

__________________	Director	June , 2007
Hugh J. Morgan, Jr.

/s/ Roger F. Stebbing	Director	June 27, 2007
Roger F. Stebbing

/s/ John P. Stupp, Jr.	Director	June 27, 2007
John P. Stupp, Jr.

/s/ Ronald N. Spaulding	Director	June 27, 2007
Ronald N. Spaulding

EXHIBIT INDEX

Exhibit Number	Description
4.1	Atrion Corporation Deferred Compensation Plan for Non-Employee Directors
4.2	Atrion Corporation 2006 Equity Incentive Plan, incorporated by reference to Schedule 14A filed April 6, 2006 (File No. 000-10763)
4.3	Atrion Corporation 1997 Stock Incentive Plan, incorporated by reference to the Company's Form S-8 filed June 10, 1998 (File No. 333-56509)
4.4	Atrion Corporation 1998 Outside Directors Stock Option Plan, incorporated by reference to the Company's Form S-8 filed June 10, 1998 (File No. 333-56511)
4.5
Rights Agreement, dated as of August 7, 2006, between the Company and the Rights Agent, incorporated by reference to the Company’s Registration Statement on Form 8-A, filed with the Commission on August 10, 2006 (File No. 001-32982)

5.1	Opinion and Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
10.1	Form of Deferred Compensation Plan for Non-Employee Directors Election Form
23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C., contained in Exhibit 5.1
23.2	Consent of Grant Thornton LLP
24	Power of Attorney, included on signature page

Exhibit 4.1

ATRION CORPORATION

DEFERRED COMPENSATION PLAN FOR
NON-EMPLOYEE DIRECTORS

1.  Purpose; Effective Date.  Atrion Corporation (the "Company") has established this Deferred Compensation Plan for Non-Employee Directors (the "Plan") for the purpose of providing an unfunded nonqualified deferred compensation plan for the non-employee directors of the Company (the "Directors"). The Plan shall be effective as of the date it is approved by the Board of Directors of the Company (the "Board").

2.  Eligibility. Persons eligible to defer compensation under the Plan shall consist of the Directors.  Any Director who has submitted a Deferred Fee Election Form, as defined below, is hereinafter referred to as a "Participant."

3.  Deferred Fees.  A Director may elect to defer receipt of all or a portion of the cash fees payable for services as a director and for services as a member of a Committee of the Board (the "Fees") by submitting to the Company an election form with respect to such Fees (the "Deferred Fee Election Form").  The Deferred Fee Election Form must be submitted to the Company no later than the applicable Deferral Deadline, as defined below.  A Deferred Fee Election Form submitted by a Participant shall automatically continue from year to year and shall be irrevocable once the Deferral Deadline for those Fees has passed, but the Participant may modify or terminate a Deferred Fee Election Form with respect to Fees payable in any year by submitting a revised Deferred Fee Election Form or otherwise giving written notice to the Company at any time on or prior to the Deferral Deadline for those Fees.  The Deferral Deadline for an election to defer Fees for services performed in any calendar year shall be the last day of the prior calendar year;  provided, however, that the Deferral Deadline for a Director's first year of eligibility in this Plan shall be the 30th day following the date the Director becomes eligible to participate in this Plan with respect to Fees payable for services performed after the election is made.  Directors at the effective date of the Plan will become eligible to participate in this Plan as of that date.  Directors elected after the date on which the Plan becomes effective will be eligible to participate in the Plan upon election to the Board.

4.  Deferred Stock Unit Accounts.

(a)  Accounts. The Company shall establish on its books a Deferred Stock Unit Account ("DSU Account") for each Participant that elects to defer Fees, which shall be denominated in Deferred Stock Units ("DSUs"), including fractional DSUs.  The DSU Account shall be credited with a number of DSUs equal to the Fees deferred by the Director (the "Deferred Fees") divided by the closing market price of the common stock of the Company (the "Common Stock") on the day the Deferred Fees would have been paid if not for the deferral. As of each date for payment of dividends on the Common Stock, each DSU Account shall be credited with an additional number of DSUs (including fractional DSUs) equal to the total amount of dividends that would have been paid on the number of DSUs recorded as the balance of that DSU Account as of the record date for such dividend divided by the closing market price for the Common Stock on such dividend payment date.  A Participant shall be one hundred percent (100%) vested in the number of DSUs held in his or her DSU Account at all times.

(b)  Statement of Account. At least annually, a report shall be issued by the Company to each Participant setting forth the balance of the Participant's DSU Account under the Plan.

(c)  Effect of Change in Control on DSU Accounts. At the time of consummation of a Change in Control (as defined below), if any, the amount credited to a Participant's DSU Account shall be converted into a credit for cash or common stock of the acquiring company ("Acquiror Stock") based on the consideration received by stockholders of the Company ("Stockholders") in the Change in Control, as follows:

(i)  Stock Transaction. If Stockholders receive Acquiror Stock in the Change in Control, then (1) the amount credited to each Participant's DSU Account shall be converted into a credit for the number of shares of Acquiror Stock that the Participant would have received as a result of the Change in Control if the Participant had actually held the Common Stock credited to his or her DSU Account immediately prior to the consummation of the Change in Control, and (2) DSU Accounts will thereafter be denominated in shares of Acquiror Stock and ongoing deferral of Fees shall continue to be made into the DSU Accounts as so denominated in accordance with the terms of outstanding deferral elections.

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(ii)  Cash or Other Property Transaction. If Stockholders receive cash or other property in the Change in Control, then (1) the amount credited to a Participant's DSU Account shall be converted into a cash credit for the amount of cash or the value of the property that the Participant would have received as a result of the Change in Control if the Participant had actually held the Common Stock credited to his or her DSU Account immediately prior to the consummation of the Change in Control, and the cash so credited to the Participant shall be distributed in a lump sum to the Participant in January of the year following the Change of Control, and (2) DSU Accounts shall no longer exist under the Plan, and there shall be no ongoing deferrals.

(iii)  Combination Transaction. If Stockholders receive Acquiror Stock and cash or other property in the Change in Control, then (1) the amount credited to each Participant's DSU Account shall be converted in part into a credit for Acquiror Stock under Section 4(c)(i) and in part into a credit for cash under Section 4(c)(ii) in the same proportion as such consideration is received by the Stockholders, and (2) ongoing deferral and crediting of Fees shall continue to be made into the DSU Accounts as provided in Section 4(c)(i) in accordance with the terms of outstanding deferral elections.

(iv)  Change in Control.  For purposes of this Plan, a "Change of Control" shall mean the occurrence of any of the following events: (a) any person, entity or affiliated group, excluding the Company or any employee benefit plan of the Company, acquiring more than twenty-five percent (25%) of the then outstanding shares of voting stock of the Company, (b) the consummation of any merger or consolidation of the Company into another company, such that the holders of the shares of the voting stock of the Company immediately before such merger or consolidation own less than fifty percent (50%) of the voting power of the securities of the surviving company or the parent of the surviving company, (c) the adoption of a plan for complete liquidation of the Company or the sale or disposition of all or substantially all of the Company's assets of the Company, such that after the transaction, the holders of the shares of the voting stock of the Company immediately prior to the transaction own less than fifty percent (50%) of the voting securities of the acquiror or the parent of the acquiror, or (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

5.  Distributions.

(a)  Timing of Distributions.  Each Deferred Fee Election Form shall include an election by the Participant as to the timing of distributions with respect to Deferred Fees.  Except as otherwise provided in this Section 5, such elections shall be irrevocable with respect to Deferred Fees once the Deferral Deadline for such Deferred Fees has passed.  All distributions from the Plan shall be made in shares of Common Stock with one share of Common Stock to be distributed for each DSU in the Director’s DSU Account plus cash for any fractional DSU.

(b)  Distribution Timing and Valuation. Distributions shall be made in January of the year following the year in which service as a Director of the Company ceases for any reason or in January of the year the Participant elects in the Deferred Fee Election Form.  All distributions   due under the Plan in any year shall be made on a date in January determined by the Compensation Committee of the Board (the "Committee").  All distributions shall be based on DSU Account balances as of the close of business on the last trading day of the immediately preceding year.

(e)  Designation of Beneficiaries; Death.

(i)  Each Participant shall have the right, at any time, to designate any person or persons as the Participant's beneficiary or beneficiaries (both primary as well as secondary) to whom distributions under this Plan shall be made in the event of the Participant's death prior to completion of distribution due under the Plan. If greater than fifty percent (50%) of the distribution is designated to a beneficiary other than the Participant's spouse, such beneficiary designation shall be consented to by the Participant's spouse. Each beneficiary designation shall be in written form prescribed by the Company and will be effective only if filed with the Company during the Participant's lifetime. Such designation may be changed by the Participant at any time without the consent of a beneficiary, subject to the spousal consent requirement above. If no designated beneficiary survives the Participant, the Participant's distributions shall be made to the Participant's surviving spouse or, if no spouse survives, to the Participant's estate.

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(ii)  Upon the death of a Participant, all distributions shall be made in January of the year following death.

(f)  Distribution to Guardian. If a distribution under the Plan is due to a minor or a person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct such distribution to the guardian, legal representative or person responsible for the care and custody of such minor, incompetent or person. The Committee may require proof of incompetence, minority, incapacity or guardianship as it may deem appropriate prior to such distribution. Such distribution shall completely discharge the Committee and the Company from all liability with respect to such distribution.

(g)  Withholding; Payroll Taxes. The Company shall withhold from distributions made hereunder any taxes required to be withheld from such distributions under federal, state or local law.

6.  Administration.

(a)  Committee Duties. This Plan shall be administered by the Committee. The Committee shall have responsibility for the general administration of the Plan and for carrying out its intent and provisions. The Committee shall interpret the Plan and have such powers and duties as may be necessary to discharge its responsibilities. The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

(b)  Binding Effect of Decisions. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

7.  Amendment and Termination of the Plan.

(a)  Amendment. The Board may at any time amend the Plan in whole or in part; provided, however, that no amendment shall affect the terms of any previously deferred amounts or the terms of any irrevocable Deferred Fee Election Form of any Participant.

(b)  Termination. The Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting, or other effects of the continuance of the Plan, or potential distributions thereunder, would not be in the best interests of the Company.

(i)  Partial Termination. The Board may partially terminate the Plan by instructing the Committee not to accept any additional Deferred Fee Election Forms and terminating all existing Deferred Fee Election Forms to the extent such Deferred Fee Election Forms have not yet become irrevocable. In the event of such a partial termination, the Plan shall continue to operate and be effective with regard to all elections regarding Deferred Fees made prior to the effective date of such partial termination.

(ii)  Complete Termination. The Board may completely terminate the Plan as provided in this Section 7(b)(ii). In connection with any complete termination, the Company shall take all actions necessary so that Participants do not incur any taxes under Section 409A of the Internal Revenue Code.

(1)  In the event the Board causes a complete termination of the Plan (other than in connection with a Change in Control Event as provided in Section 8(b)(ii)(2)), the Plan shall continue to operate as in a partial termination except as provided in this Section 8(b)(ii)(1). For a period selected by the Board of at least 12 months from the date the Board takes action to terminate the Plan, the Plan shall continue to make distributions otherwise due under the terms of the Plan absent termination of the Plan. On a date selected by the Board that is more than 12 months from the date the Board took action to terminate the Plan, the Plan shall cease to operate, the Company shall determine the balance of each Participant's DSU Account as of the close of business on such date and the Company shall distribute such DSU Account balances to the Participants in a single lump sum distribution as soon as practicable after such date, but in no event shall such distribution be made later than 24 months after the date the Board took action to terminate the Plan.

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(2)  The Board may completely terminate the Plan at any time during the 30 days preceding or the 12 months following a Change in Control Event (as defined in the proposed regulations under Section 409A of the Internal Revenue Code in effect as of the effective date of the Plan or in any revised or final regulations adopted after the effective date of the Plan). In that event, on the effective date of the complete termination, the Plan shall cease to operate, the Company shall determine the balance of each Participant's DSU Account as of the close of business on such effective date, and the Company shall distribute such DSU Account balance to the Participants in a single lump sum distribution as soon as practicable after such effective date and in no event later than 12 months after such effective date.

8.  Miscellaneous.

(a)  No Funding.  The obligations of the Company to make distributions under this Plan shall be interpreted solely as an unfunded, contractual obligation to distribute only those amounts credited to the Participant's DSU Account.  Any assets set aside, including any assets transferred to a grantor trust or purchased by the Company with respect to amounts payable under the Plan, shall be subject to the claims of the Company's general creditors, and no person other than the Company shall, by virtue of the provisions of the Plan, have any interest in such assets.

(b)  Non-assignability. Neither a Participant nor any other person shall have the right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be non-assignable and nontransferable. No part of the distributions to be made hereunder shall, prior to actual distribution, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

(c)  Compliance with Laws.  This Plan and the issuance and delivery of shares of Common Stock under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(d)  Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Texas, except as preempted by federal law.

(e)  Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provisions had never been inserted herein.

(f)  Notice. Any notice or filing required or permitted to be given to the Company or the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Secretary of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

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(g)  Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

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Exhibit 5.1
[Letterhead]

June 27, 2007

Atrion Corporation
One Allentown Parkway
Allen, TX  75002

Re:	Registration Statement on Form S-8

Gentlemen:

We have acted as counsel for Atrion Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 2,500 shares of the Company's common stock (the "Shares"), issuable under the terms of the Atrion Corporation Deferred Compensation Plan for Non-Employee Directors as referenced in the Registration Statement (the "Plan").

In connection therewith, we have relied upon, among other things, our examination of the Company’s charter and bylaws and such other documents, records of the Company, and certificates of its officers and public officials, as we have deemed necessary for purposes of the opinion expressed below.

Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

(i)	The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and

(ii)	The Shares covered by the Registration Statement have been duly authorized for issuance and, when issued pursuant to the terms of the Plan, will be legally issued, fully paid and nonassessable.

This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as Exhibit 5.1 to, and to the use of our name in, the Registration Statement.

Very truly yours,
BAKER, DONELSON, BEARMAN,
CALDWELL & BERKOWITZ, PC

By:  /s/ B.G. Minisman
Its:  Authorized Representative

Exhibit 10.1

ATRION CORPORATION
DEFERRED COMPENSATION PLAN FOR
NON-EMPLOYEE DIRECTORS

FORM OF DEFERRED FEE ELECTION FORM

In accordance with the provisions of the Atrion Corporation Deferred Compensation Plan for Non-Employee Directors (the "Plan"), the undersigned non-employee director ("Director") of Atrion Corporation (the "Company") hereby makes the following elections with respect to the cash fees payable for services as a director and for services as a member of a Committee of the Board of Directors (the "Fees"):

Important — Deadline for Completion and Submission of Election Form: Pursuant to rules established by the Internal Revenue Service, you may elect to defer some or all of the Fees payable to you for the services you perform during the period beginning on [                  ] and ending on December [                     ].  This Election Form must be completed and returned to the Company no later than [                    ].

1.           Fee Deferral Election.

I hereby elect to defer                                                      percent of the Fees payable to me for services performed after [                 ] and on or before [                 ].  This election supersedes any prior Deferred Fee Election Form submitted by me and shall remain in effect through [                 ], unless terminated or otherwise amended prior to the Deferral Deadline (as defined in the Plan) and set forth above.  Once the Deferral Deadline has passed, I may not change or revoke this Fee Deferral Election.

2.           Distribution Election.

I hereby elect to receive a distribution of my DSU Account (as defined in the Plan) at the earlier of the times specified below (complete any that apply):

________  Upon my separation from service as a Director of the Company,

or

________  In January of ____________ (year).

3.           Revocation of Elections.

I understand and acknowledge that my Fee Deferral Election may not be changed or revoked after the Deferral Deadline.  I further understand and acknowledge that the I may delay the Distribution Election date selected in Section 2 to a date at least five (5) years later than the date the distribution would otherwise have been paid.  To make a subsequent Distribution Election I must complete a new Deferral Election Form no later than twelve (12) months prior to the date the distribution would otherwise be paid.

1

4.           Designation of Beneficiary.

I hereby designate ____________________________ to be my primary Beneficiary and ________________________ to be my contingent Beneficiary(ies) to receive any amounts payable under the Plan in the event of my death.

5.           Acknowledgement.

I hereby acknowledge that (i) my election to defer my Fees under the Plan is irrevocable with respect to amounts which are deferred under the Plan and shall remain in effect until terminated or modified, (ii) the Plan is unfunded and is maintained primarily for the purpose of providing deferred compensation to Directors and that I have no rights or claims to receive amounts credited to my DSU Account other than those specifically granted by the terms of the Plan, and (iii) I am solely responsible for ensuring that the Company's files contain my current mailing address and that of my Beneficiary.

Director: ________________________________

________________________________________
(Print name)

___________________________________
(Social Security Number)

___________________________________
(Date)

2

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated March 9, 2007, accompanying the consolidated financial statements and schedule and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Atrion Corporation on Form 10-K for the year ended December 31, 2006, which are incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ Grant Thornton LLP

Dallas, Texas
June 27, 2007